Security Information








Security Purchased


Cusip
641423BN7


Issuer
NEVADA POWER CO


Underwriters
Lehman Brothers, Wachovia Securities,
Citigroup, CSFB, UBS, DBSI


Years of continuous operation, including predecessors
> 3 years


Security
SRP 6.65%  4/1/2036


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
Lehman Brothers


Firm commitment underwriting?
Yes


Trade date/Date of Offering
3/29/2006


Total amount of offering sold to QIBs
250,000,000


Total amount of any concurrent public offering
0


Total
250,000,000


Public offering price
 $99.85


Price paid if other than public offering price
 N/A


Underwriting spread or commission
0.75%


Rating
Ba1/BB


Current yield
6.66%


Benchmark vs Spread (basis points)
170 bp










Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Boston Funds







DWS Bond VIP
Boston
196,000
 $                   195,698
0.08%



DWS Core Plus Income Fund
Boston
698,000
 $                   696,925
0.28%



Chicago Funds







DWS Fixed Income VIP
Chicago
850,000
 $                   848,691
0.34%



Chicago Funds







DWS Lifecycle Long Range Fund
New York
660,000
 $                   658,984
0.26%



Total

2,404,000
 $
2,400,298
0.96%